Exhibit 11

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Statement of Computation of Earnings Per Share
For the three months ended January 31, 1997 and 1998
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
                                                                          Three Months Ended
                                                                              January 31,
                                                                       -------------------------
                                                                           1997         1998
                                                                       -----------   -----------
Basic:
     Net income attributable to common stockholders'                   $   214,144   $ 1,240,989
                                                                       ===========   ===========

     Common stock outstanding                                            6,497,664     9,475,043
     Common stock equivalents                                            1,173,400
                                                                       -----------   -----------
     Total                                                               7,671,064     9,475,043
                                                                       ===========   ===========

     Net income per share                                              $       .03   $       .13
                                                                       ===========   ===========

Diluted:
     Net income attributable to common stockholders'                   $   214,144   $ 1,240,989

     Plus:  Impact from asssumed conversion on 10% convertible notes                      96,330
                                                                       -----------   -----------

     Income available to common stockholders'                          $   214,144   $ 1,337,319
                                                                       ===========   ===========

     Common stock outstanding                                            6,497,664     9,475,043
     Common stock equivalents                                            1,173,400     1,614,132
                                                                       -----------   -----------
     Total                                                               7,671,064    11,089,175
                                                                       ===========   ===========

     Net income per share                                              $       .03   $       .12
                                                                       ===========   ===========